eCRYPT TECHNOLOGIES, INC.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into by eCrypt Technologies, Inc., a Colorado corporation (“Company”) and Gabriel Rosu (“Consultant”) to enable Company to receive services from Consultant under the terms and conditions set forth herein.

RECITALS

A

WHEREAS, the Company is involved in the establishment and development of encryption software for wireless hand held devices;

B

WHEREAS, the Consultant serves as the Company’s Chief Development Officer; and

C

WHEREAS, the parties wish to enter this Agreement to set forth the terms and conditions under which Consultant will continue to serve as the Company’s Chief Development Officer.

NOW, THEREFORE, for and in consideration of the foregoing recitals and of the following covenants, the Parties hereby agree:

1.

TERM.  This Agreement is effective as of April 15, 2010 and will continue for a one (1) year term through April 14, 2011 unless terminated earlier as provided in this Agreement (the “Initial Term”).  The Agreement shall be automatically renewed for a successive one (1) year term commencing on April 15, 2011 (the “Successive Term”), unless terminated as provided in this Agreement, or otherwise modified by both parties in writing prior to the beginning of the Successive Term.

2.

SCOPE. Consultant will provide the services, including any reports, documentation and/or other deliverables (the "Services") described in Exhibit A attached to and made a part of this Agreement.

3.

ACCEPTANCE AND WARRANTY. Services will be performed in a professional manner, consistent with industry standards, and will be free of deficiencies and defects in materials, workmanship, design and/or performance.  Services will conform to any specifications described in Exhibit A, and will be fit and sufficient for the purposes expressed in or reasonably inferred from this Agreement.  Company reserves the right to inspect Services at any time prior to acceptance.

4.

TIME IS OF ESSENCE. Consultant will perform Services promptly and will meet all time commitments. Consultant agrees that this is a material term of this Agreement.

5.

INDEPENDENT CONTRACTOR.  Consultant certifies that it is engaged in an independent business and will perform its obligations pursuant to this Agreement as an independent contractor and not as an employee of Company.  This Agreement does not create a partnership, joint venture or similar relationship between the parties, and neither party will have the power to obligate the other in any manner whatsoever.  Consultant is solely responsible for all international, federal and state income taxes with respect to its income under this Agreement.

6.

CONSULTANT LIABILITY. Except to the extent of Company’s negligence, Consultant will indemnify Company, its affiliates, and their officers, directors and/or employees from any and all claims, demands, litigation, expenses or liabilities (including costs and attorneys’ fees) of every kind and character arising from or incident to the performance of Services; the Work Product as defined below and/or the use thereof; or Consultant’s breach of this Agreement.  This includes but is not limited to indemnification relating to infringement of copyright, trademark, patent or other intellectual property rights.

Consulting Agreement

7.

SAFETY, HEALTH AND ACCIDENT REPORTS.  The safety and health of Consultant on Company’s premises will be the sole responsibility of Consultant.  Consultant will comply with all local, state, federal, and international environmental, health and safety requirements. Consultant will report all accidents, injury-inducing occurrences or property damage arising from the performance of Services as soon as reasonably practical.  Company will have the right to receive, at its request, copies of any reports filed with Consultant’s insurer or others.

8.

COMPLIANCE WITH LAWS.  Consultant will, at its expense, obtain all permits and licenses, pay all fees, and comply with all federal, state and local laws, ordinances, rules, regulations and orders applicable to Consultant's performance under this Agreement.

9.

COMPANY PROPERTY.  Any items furnished by Company to Consultant hereunder are and will remain the property of Company.  While in Consultant’s possession, Consultant will maintain Company property in good condition, will bear the risk of loss therefor, and will not use Company property for any purpose other than the provision of Services.

10.

CONFIDENTIALITY; WORK PRODUCT.

10.1

Confidentiality. Any business or technical information furnished, disclosed or made accessible by Company to Consultant, whether verbally or in writing (including, but not limited to, trade secrets, marketing plans, financial data, specifications, drawings, sketches, models, samples, computer programs and documentation), whether of Company or a third party (“Confidential Information”) is confidential and proprietary. Consultant will hold Confidential Information in confidence and will use it solely for the purpose of providing Services.  Consultant further agrees that it will not disclose Confidential Information to anyone without Company’s prior written consent, except as required by law, provided that Consultant has notified Company of the required disclosure as soon as possible before such disclosure is made.  All Confidential Information will be returned to Company upon request along with any copies.

10.2

Work Product. All items prepared or originated in connection with the Services, in whatever medium (including but not limited to prototypes, drawings and documentation) and any ideas, designs, techniques, inventions, discoveries, improvements, information, creations, software, and any other items discovered, prepared or developed by Consultant in connection with the provision of Services ("Work Product") will be promptly disclosed and furnished to Company.  All right, title and interest in the Work Product will vest in Company and the Work Product will be deemed to be a work made for hire.  To the extent it may not be considered a work made for hire, Consultant assigns to Company all right, title and interest in the Work Product, including all copyrights, patent rights, patents and applications therefor.  All Work Product will be deemed to be Confidential Information of Company.

In addition to the foregoing provisions, in conjunction with Consultant’s execution of this Agreement, Consultant hereby agrees to enter into and be bound by the terms and conditions of the “Confidentiality, Non-Solicitation, and Invention Assignment Agreement” attached hereto as Exhibit B, which is hereby incorporated by reference.

11.

NONCOMPETITION.  During Consultant’s engagement with Company (or other affiliation with Company) and for twelve (12) months after termination, for any reason, Consultant shall not without Company’s prior written consent (or outside of the scope of Consultant’s engagement), directly or indirectly: (a) cause or attempt to cause any employee, consultant, agent, contractor or subcontractor of Company, or any Company customer, to terminate his or her employment, engagement, agency, contractor or subcontractor relationship with Company or any Company customer; interfere or attempt to interfere with the relationship between Company and any Consultant, agent, contractor or subcontractor; or attempt to hire any Consultant, agent, contractor, or subcontractor of Company or any Company customer; (b) solicit business from or conduct business with any customer, suppliers, or affiliates of the Company at any point during Consultant’s engagement; solicit business from or conduct any business with any person or entity that was, during Consultant’s engagement, solicited or identified as a business prospect by Consultant or any other Company consultant, agent or consultant; or interfere

Consulting Agreement

or attempt to interfere with any transaction, agreement, prospective agreement, business opportunity or business relationship in which Company or any customer was involved at any point during Consultant’s engagement; or (c) own, manage, operate, control, be employed or engaged as an employee or Consultant by, or participate in or be connected in any manner with the ownership, management, operation, or control of any business, entity or operation that is (i) involved in the development and/or establishment of encryption software; (ii) is similar to, in competition with, or with interests adverse to the business or operations of the Company or any affiliate of Company, and (ii) conducts business operations in whole or in part within the following territory: United States and Canada.  Consultant acknowledges and agrees that the foregoing restrictions have been fully negotiated and are reasonable in scope and geographic area and are necessary to protect the Company’s legitimate business interests and trade secrets and are fully enforceable in accordance with the Colorado Revised Statutes Section 8-2-113(2)(b) and (d).

12.

TERMINATION; CANCELLATION. The Company may terminate this Agreement immediately in its sole and absolute discretion.  Consultant will be entitled to payment for all Services satisfactorily performed to date of termination.  If Consultant’s fee is a definite sum for completion of Services, Consultant will be paid for the percent of Services satisfactorily completed.  Company will be entitled to receive all Work Product completed or in progress as of the date of termination or cancellation.  Company will have no other liability arising out of termination.  Either party may cancel this Agreement immediately, in whole or in part, for default, breach, insolvency, bankruptcy, inability to pay debts, or similar financial circumstances by the other.  If the default or breach is capable of cure, the non-defaulting party will give the other party written notice and three days opportunity to cure.

13.

FORCE MAJEURE. Neither party will be liable to the other party for any delay, error, failure in performance or interruption of performance resulting from causes beyond its reasonable control.

14.

NOTICES.  All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by that party by notice in the manner provided herein:

If to Company:

eCrypt  Technologies, Inc.

c/o Frascona, Joiner, Goodman and Greenstein, P.C.

4750 Table Mesa Drive

Boulder, Colorado 80305

If to Consultant:

Gabriel Rosu

7092 Sussex Ave.,

Burnaby, BC, Canada V5J3V3

15.

INDEMNIFICATION.  Consultant agrees to indemnify, defend and hold harmless the Company against all claims, losses, liabilities and demands the Company may suffer arising out of (a) any breach of the terms of this Agreement by Consultant; (b) the performance of the Services by Consultant; and (c) any acts or omissions of Consultant hereunder.

16.

RECORDS AND AUDITS.  Consultant will maintain complete and accurate records of all charges incurred by Company under this Agreement, in accordance with generally accepted accounting principles, for a period of twenty-four months from the date of termination of the Agreement.  Company will have the right to inspect Consultant’s records upon reasonable notice and to retain copies thereof.

Consulting Agreement

17.

ASSIGNMENT AND DELEGATION.  No rights or interests in the Agreement will be assigned by Consultant (including the hiring of subcontractors to perform any part of Services) without the prior written consent of Company.

18.

MODIFICATIONS OR AMENDMENTS.  No modifications or amendments will be made to this Agreement unless in writing and signed by the parties.

19.

WAIVER.  No waiver of any provision of this Agreement or any right or obligation of a party will be effective unless in writing, signed by the parties.  The failure of either party to enforce a right will not constitute a waiver.

20.

SEVERABILITY.  Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law.  In the event that there is any conflict between any provisions of this Agreement and any statute, law, ordinance, or regulation contrary to which the Partners have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to conform with said requirement of law.  In the event that any party, article, section, paragraph, or clause of this Agreement shall be held to be indefinite, invalid, or otherwise unenforceable, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

21.

SURVIVAL OF OBLIGATIONS.  The respective obligations of Consultant and Company which, by their nature, would continue beyond the termination, cancellation or expiration of this Agreement will survive.

22.

HEADINGS.  The headings herein are inserted only as a matter of convenience and reference, and in no way define or describe the scope of the Agreement, or the intent of any provisions hereof.

23.

GOVERNING LAW.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without regard to the choice of law rules therein, and each of the parties hereby consent to exclusive personal jurisdiction in the state and federal courts of Colorado.

24.

ENTIRE AGREEMENT.  This Agreement, together with any incorporated Exhibits or other attachments, constitutes the entire Agreement between the parties and supersedes all prior oral and written communications, agreements and understandings with respect to the subject matter herein contained.  Notwithstanding the foregoing, any non-disclosure or confidentiality agreement entered into by the parties in advance of this Agreement will remain effective according to its terms.  Any pre-printed terms and conditions on orders, invoices, or other documents will be invalid to the extent of any conflict with the terms and conditions of this Agreement.

25.

COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument, notwithstanding the fact that all parties are not signatory to the same original or counterpart.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed on the dates set forth below.

eCrypt Technologies, Inc. /s/ Brad Lever By: Brad Lever Its: Chief Executive Officer Date: May 26, 2010	Gabriel Rosu /s/ Gabriel Rosu By: Gabriel Rosu, Individually Date: May 26, 2010

Consulting Agreement

EXHIBIT A

SERVICES; FEES

Scope of Services:  Consultant will provide the following Services to Company:

Consultant will serve as the Chief Development Officer of the Company.  Consultant’s primary duties include, but are not limited to, overseeing all product development for Company products, database development for the Company, website development for the Company, and all additional duties assigned to Consultant by the Company pursuant the Company’s needs.  Consultant shall work a minimum of 160 hours per month for the Company in providing the Services.

Milestones/Dates:

Engagement Review Date: April 14, 2011

Automatic Renewal Date: April 15, 2011, unless otherwise terminated pursuant to the terms of the Agreement

Service Sites:  Services will be performed at the following locations until further notice from the Company, or unless otherwise required by the Company from time to time:

Consultant’s Location: 7092 Sussex Ave, Burnaby, BC V5J3V3, Canada

Labor, Tools, Equipment and Materials:  Except where supplemented by the Company, Consultant will be responsible for supplying all labor, tools, equipment and material necessary to provide the Services, including any licenses, bonds, permits, or other items required for Consultant to perform Services.

Service Fees:  Consultant will be paid a total of ninety five thousand dollars (US $95,000) in United States currency for the Services to be provided pursuant to the terms of this Agreement. Consultant will be paid in accordance with the Fee Schedule indentified below.

Fee Schedule: Consultant will be paid by Company for Services at a rate of $7,916.67 per month.   Consultant will be paid on the first day of each month for the work performed in the previous month.  All fees paid to Consultant pursuant to the terms of this Agreement shall be paid to: Gabe Consulting Inc. via electronic wire transfer.

Expenses:

Data Services - Consultant will be reimbursed for data services charged to his personal wireless services account following the submission of an approved expense report in accordance with the Company’s policies and procedures.  In no event shall Consultant’s reimbursement for data services exceed $100.00 per month.

Other Expenses – Consultant shall be eligible for reimbursement for additional expenses incurred by Consultant for purposes of performing the Services.  Such reimbursement shall be in the sole and absolute discretion of the Company.  In order to obtain a reimbursement pursuant to the terms of this provision, Consultant shall submit an approved expense report in accordance with the Company’s policies and procedures.  Upon receipt of such expense report, the Company shall make a determination in its sole and absolute discretion as to whether or not to reimburse Consultant for such other expenses.

Consulting Agreement

EXHIBIT B

CONFIDENTIALITY, NON-SOLICITATION, AND INVENTION ASSIGNMENT AGREEMENT

Consulting Agreement

eCRYPT TECHNOLOGIES, INC.

CONFIDENTIALITY, NON-SOLICITATION, AND INVENTION ASSIGNMENT AGREEMENT

THIS CONFIDENTIALITY, NON-SOLICITATION, AND INVENTION ASSIGNMENT AGREEMENT (this “Agreement”) is entered into to be effective as of April 15, 2010 (“Effective Date”), between eCrypt Technologies, Inc., a Colorado corporation (“Company”) and Gabriel Rosu (“Consultant”) as a supplement to the Consulting Agreement (“Consulting Agreement”) of even date herewith between Company and Consultant.

1.

PROTECTION OF TRADE SECRETS AND CONFIDENTIAL INFORMATION.

1.1

Definition of “Confidential Information.” “Confidential Information” means all nonpublic or proprietary information relating to Company’s business or that of any Company customer.  Examples of Confidential Information include (but are not limited to): trade secrets (as defined by C.R.S. § 7-74-102(4)), software (in source or object code form); reports, plans, specifications, information regarding products sold, distributed or being developed by the Company and any other non-public information regarding Company’s current and developing technology; information regarding customers, prospective customers, clients, business contacts, prospective and executed contracts and subcontracts, marketing and/or sales plans, or any other plans and proposals used by the Company in the course of its business; and any proprietary information regarding the Company or the Company’s present or future business plans, financial information (to include information regarding the Company’s profit margins), or any intellectual property, whether any of the foregoing is embodied in hard copy, computer-readable form, electronic, or otherwise.

1.2

Consultant’s Use of Confidential Information.  During Consultant’s engagement with Company, and for three (3) years after termination (for any reason), Consultant shall not, without Company’s prior written consent, directly or indirectly disclose or use any Confidential Information in any manner except as required in the course of engagement with Company.  Consultant shall at all times during and after the term of this Agreement, maintain the confidentiality of the Company’s Confidential Information.  These restrictions do not apply if the Confidential Information has been made generally available to the public by Company or becomes generally available to the public through some other normal course of events.

1.3

Records Containing Confidential Information.  “Confidential Records” means all documents and other records, including all copies, whether in paper, electronic or other form, that contain or reflect any Confidential Information.  All Confidential Records prepared by or provided to Consultant are and shall remain Company’s property or the property of the Company’s customer to which they belong.  For the duration of Consultant’s engagement with Company and three (3) years after termination (for any reason), Consultant shall not, without Company’s prior written consent, directly or indirectly: (i) copy or use any Confidential Record for any purpose not relating directly to Consultant’s work on Company’s behalf; or (ii) show, give, sell, disclose or otherwise communicate any Confidential Record or the contents of any Confidential Record to any person or entity other than Company or a person or entity authorized by Company to have access to the Confidential Record in question.  This Agreement does not prohibit Consultant from complying with any subpoena or court order, provided that Consultant shall at the earliest practicable date provide Company with a copy of the subpoena or court order prior to disclosing Confidential Information or Confidential Records and take reasonable action to minimize the extent of the disclosure.

1.4

Consultant’s Former Employers’ Confidential Information.  Consultant shall not, while a consultant of Company, improperly use or disclose to Company or any Company employee, agent or contractor any confidential or proprietary information or trade secret belonging to any former employer of Consultant or any other person or entity to which Consultant owes a duty of nondisclosure.

1.5

Return of Material.  Consultant agrees that, upon request of Company or upon termination (whether voluntary or involuntary), Consultant shall immediately turn over to Company all Confidential Information or Confidential Records, including all copies, and other property belonging to Company or any of its

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customers, including documents, disks, or other computer media in Consultant’s possession or under his/her control.  Such material to be returned may contain or be derived from ideas, concepts, creations, inventions, trade secrets or other proprietary or Confidential Information, or be connected with or relate to Consultant’s services to Company or any of its customers.

2.

DISCLOSURE AND ASSIGNMENT OF INVENTIONS.

2.1

Definition of Company Inventions.  “Company Inventions” means all ideas, processes, trademarks and service marks, trade secrets, copyrights, patents, inventions, discoveries, processes and improvements to any of the foregoing, that Consultant learns of, conceives, develops or creates alone or with others during Consultant’s engagement with Company (whether or not conceived, developed or created during regular working hours) that directly or indirectly arise from or relate to: (i) Company’s business, products, software, or services; (ii) work performed for Company by Consultant or any other Company officer, consultant, agent, contractor or subcontractor; (iii) the use of Company’s products, equipment, software, or time; or (iv) access to Confidential Information and/or Confidential Records belonging to Company or a Company customer.

2.2

Disclosure of Company Inventions.  Whether upon Company’s request or voluntarily, Consultant shall promptly disclose to Company or its designee all Company Inventions that Consultant has created, contributed to or knows about, regardless of the nature of that knowledge, and regardless of whether such Company Invention, or any aspect of such Company Invention, has been described, committed to writing, or reduced to practice, in whole or part, by any other person.  At all other times, Consultant will treat any Company Invention as Confidential Information, as that term is defined in Section 1.1 above.

2.3

Assignment.  Consultant agrees to assign and hereby assigns to Company all right, title and interest to all Company Inventions, which shall be the sole and exclusive property of Company whether or not subject to patent, copyright, trademark or trade secret protection.  Consultant also acknowledges that all original works of authorship that are made by Consultant (solely or jointly with others), within the scope of Consultant’s engagement with Company, and that are protectable by copyright, are “works made for hire,” as that term is defined in the United States Copyright Act.  To the extent that any such works, by operation of law, cannot be “works made for hire,” Consultant hereby assigns to Company all right, title, and interest in and to such works and to any related copyrights.  The consideration for such assignment and the assistance provided in Section 2.3 shall be the normal compensation due Consultant by virtue of his/her service to Company.

2.4

Additional Instruments.  Consultant shall promptly execute, acknowledge and deliver to Company all additional instruments or documents that Company determines at any time to be necessary to carry out the intentions of this Section.  Furthermore, whether during or after Consultant’s engagement with Company, Consultant hereby agrees to perform any acts deemed necessary or desirable by Company to assist it in obtaining, maintaining, defending and enforcing any rights and/or assignment of an Company Invention.  Consultant shall not be held responsible, accountable or liable for any or all expenses incurred in fulfilling the acts deemed necessary to carry out the intentions of this Section.

2.5

Pre-existing Inventions.  It is agreed that Consultant shall retain all right, title and interest in and to inventions that Consultant created and owned prior to his/her service to Company, if any, as listed on Schedule 1, which may be amended if necessary, or which Consultant may otherwise prove by clear and convincing evidence Consultant created and owned prior to his/her service to Company. Consultant shall disclose and assign to Company any modifications or improvements to such inventions that are developed during his/her engagement with Company (and become Company Inventions) in accordance with Sections 2.3 and 2.5.

3.

NON-SOLICITATION.  During Consultant’s engagement with Company (or other affiliation with Company) and for twelve (12) months after termination, for any reason, Consultant shall not without Company’s prior written consent (or outside of the scope of Consultant’s engagement), directly or indirectly:

Confidentiality, Non-Solicitation, and Invention Assignment Agreement

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(a)

cause or attempt to cause any consultant, agent, contractor or subcontractor of Company, or any Company customer, to terminate his or her engagement, agency, contractor or subcontractor relationship with Company or any Company customer; interfere or attempt to interfere with the relationship between Company and any Consultant, agent, contractor or subcontractor; or attempt to hire any Consultant, agent, contractor, or subcontractor of Company or any Company customer; or

(b)

solicit business from or conduct business with any customer, suppliers, or affiliates of the Company at any point during Consultant’s engagement; solicit business from or conduct any business with any person or entity that was, during Consultant’s engagement, solicited or identified as a business prospect by Consultant or any other Company consultant, agent or consultant; or interfere or attempt to interfere with any transaction, agreement, prospective agreement, business opportunity or business relationship in which Company or any customer was involved at any point during Consultant’s engagement.

4.

SURVIVAL.   Consultant’s obligations under this Agreement shall survive the termination of Consultant’s engagement with Company regardless of the reason for the termination and whether the termination was voluntary or involuntary on the part of the Consultant.  Company is also entitled to communicate Consultant’s obligations under sections 1 through 3 of this Agreement to Consultant’s future or potential employer.

5.

REMEDIES.  Consultant acknowledges that if he or she breaches any obligation under this Agreement, including a breach of provisions regarding confidentiality, non-solicitation and disclosure of inventions, Company will suffer immediate and irreparable harm and damage and that a remedy at law would be inadequate.  Consultant therefore agrees that upon such breach or threatened breach of any obligation under this Agreement, in addition to any and all legal remedies, Company shall be entitled to any injunctive relief available, in order to prevent or restrain any such breach by Consultant or by Consultant’s partners, agents, representatives, servants, Consultants, and/or any and all persons directly or indirectly acting for or with Consultant.  This paragraph shall not be construed as an election of any remedy, or as a waiver of any right available to company under this agreement or the law, including the right to seek damages from Consultant for a breach of any provision of this Agreement.

6.

ENTIRE AGREEMENT.   This Agreement and the Schedule attached hereto, along with the Consulting Agreement, sets forth the entire agreement between the parties and supersedes any and all prior agreements or representations, written or oral, of the parties with respect to the subject matter of this Agreement.  In the event of any direct conflict between any term of this Agreement and any term of any other agreement either written or oral, the terms of this Agreement shall control, unless explicitly stated otherwise in the subsequent agreement.  If Consultant signed or signs any other agreement(s) relating to or arising from Consultant’s service to or engagement with Company, provisions of such agreement(s) that do not directly conflict with a provision of this Agreement shall not be affected, modified or superseded by this Agreement, but rather shall remain fully enforceable according to their terms.

7.

MODIFICATION.  This Agreement can only be modified by a subsequent written agreement executed by a duly authorized officer of Company.

8.

HEIRS AND ASSIGNS.  In light of the unique personal services to be performed by Consultant hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by Consultant of this Agreement or any of Consultant’s responsibilities or obligations hereunder shall be void. The Company in its sole discretion may assign this Agreement to any parent, subsidiary, affiliate or successor of Company without prior written consent of Consultant.

9.

GOVERNING LAW AND VENUE.  The validity, enforceability, construction and interpretation of this Agreement are governed by the laws of the State of Colorado.  The parties also agree that in the event a dispute arises regarding this Agreement, the parties will submit to the jurisdiction of the courts of the State of Colorado.  Consultant expressly waives any objection as to jurisdiction or venue in the courts of the State of Colorado.

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10.

SEVERABILITY.  If any court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, the remainder of this Agreement shall remain fully enforceable.  To the extent that any court concludes that any provision of this Agreement is void or voidable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable and only in view of the parties’ express desire that company be protected to the greatest extent allowed by law from unfair competition and/or the misuse or disclosure of confidential records, confidential information and/or company inventions.

11.

HEADINGS.  The headings herein are inserted only as a matter of convenience and reference, and in no way define or describe the scope of the Agreement, or the intent of any provisions hereof.

12.

COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument, notwithstanding the fact that all parties are not signatory to the same original or counterpart.

13.

AGREEMENT READ, UNDERSTOOD, AND FAIR.  Consultant has carefully read and considered all provisions of this Agreement and agrees that all of the restrictions set forth herein are fair and reasonable and reasonably required to protect Company’s interests.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed on the dates set forth below.

eCrypt Technologies, Inc.: /s/ Brad Lever By: Brad Lever Its: Chief Executive Officer Date: May 26, 2010	Gabriel Rosu /s/ Gabriel Rosu By: Gabriel Rosu, Individually Date: May 26, 2010

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SCHEDULE 1

PRE-EXISTING INVENTIONS

Confidentiality, Non-Solicitation, and Invention Assignment Agreement

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